Exhibit (g)(5)

AMENDMENT

TO GLOBAL CUSTODY AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Global Custody Agreement dated August 19, 2011, as amended (the “Agreement”) between FlexShares Trust, severally and for and on behalf of each Fund and JPMorgan Chase Bank, N.A. (“J.P. Morgan”) is made and effective as of July 16, 2021 by the same parties.

WHEREAS, FlexShares Trust and J.P. Morgan entered into the Agreement pursuant to which J.P. Morgan was appointed to provide custodial services, and the parties now wish to amend Appendix A of the Agreement.

NOW, THEREFORE in consideration of the mutual agreements contained herein, FlexShares Trust and J.P. Morgan agree as follows:

1.	Terms defined in the Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the updated and revised Appendix A attached hereto.

3.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4.

Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

This Amendment may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Amendment supersedes all prior agreements and understandings relating to the subject matter hereof. References to the Agreement shall be to the Agreement as amended by this Amendment.

THIS AMENDMENT WILL BE CONSTRUED, REGULATED, AND ADMINISTERED UNDER THE LAWS OF THE UNITED STATES OR STATE OF NEW YORK, AS APPLICABLE, WITHOUT REGARD TO NEW YORK’S PRINCIPLES REGARDING CONFLICT OF LAWS, EXCEPT THAT THE FOREGOING SHALL NOT REDUCE ANY STATUTORY RIGHT TO CHOOSE NEW YORK LAW OR FORUM.

[signature page follows]

Amendment to Global Custody Agreement – Revised Appendix A

IN WITNESS WHEREOF, FlexShares Trust and J.P. Morgan have caused their names to be signed by their respective officers thereunto duly authorized, in each case, as of the date set out above.

FLEXSHARES TRUST

By:	/s/ Himanshu S. Surti
Name: Himanshu S. Surti
Title: Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Carl Mehldau
Name: Carl Mehldau
Title: Vice President

Amendment to Global Custody Agreement – Revised Appendix A

APPENDIX A

TO GLOBAL CUSTODY AGREEMENT

1.	FlexShares® Morningstar US Market Factor Tilt Index Fund

2.	FlexShares® Morningstar Developed Markets ex-US Factor Tilt Index Fund

3.	FlexShares® Morningstar Emerging Markets Factor Tilt Index Fund

4.	FlexShares® Morningstar Global Upstream Natural Resources Index Fund

5.	FlexShares® iBoxx 3-Year Target Duration TIPS Index Fund

6.	FlexShares® iBoxx 5-Year Target Duration TIPS Index Fund

7.	FlexShares® Ready Access Variable Income Fund

8.	FlexShares® Quality Dividend Index Fund

9.	FlexShares® International Quality Dividend Index Fund

10.	FlexShares® Quality Dividend Defensive Index Fund

11.	FlexShares® International Quality Dividend Defensive Index Fund

12.	FlexShares® Quality Dividend Dynamic Index Fund

13.	FlexShares® International Quality Dividend Dynamic Index Fund

14.	FlexShares® STOXX® Global Broad Infrastructure Index Fund

15.	FlexShares® Global Quality Real Estate Index Fund

16.	FlexShares® Disciplined Duration MBS Index Fund

17.	FlexShares® Credit-Scored US Corporate Bond Index Fund

18.	FlexShares® Credit-Scored US Long Corporate Bond Index Fund

19.	FlexShares® US Quality Large Cap Index Fund

20.	FlexShares® Real Assets Allocation Index Fund

21.	FlexShares® STOXX US ESG Select Index Fund

22.	FlexShares® STOXX Global ESG Select Index Fund

23.	FlexShares® Core Select Bond Fund

24.	FlexShares® High Yield Value-Scored Bond Index Fund

25.	FlexShares® US Quality Low Volatility Index Fund

26.	FlexShares® Developed Markets ex-US Quality Low Volatility Index Fund

27.	FlexShares® Emerging Markets Quality Low Volatility Index Fund

28.	FlexShares® ESG & Climate US Large Cap Core Index Fund

29.	FlexShares® ESG & Climate Developed Markets ex-US Core Index Fund

30.	FlexShares® ESG & Climate Emerging Markets Core Index Fun

31.	FlexShares® ESG & Climate High Yield Corporate Core Index Fund

32.	FlexShares® ESG & Climate Investment Grade Corporate Core Index Fund

Amendment to Global Custody Agreement – Revised Appendix A